Exhibit 3.33

NORTH CAROLINA Department of the Secretary of State

To all whom these presents shall come, Greetings:

I, Elaine F. Marshall, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF RESTATEMENT

OF

GENERAL PARTS, INC.

the original of which was filed in this office on the 24th day of October, 2005.

Scan to verify online.	IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 14th day of April, 2020. /s/ Elaine F. Marshall

Secretary of State

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Verify this certificate online at http://www.sosnc.gov/verification

State of North Carolina Department of the Secretary of State ARTICLES OF RESTATEMENT FOR BUSINESS CORPORATION	SOSID: 0058626 Date Filed: 10/24/2005 11:58:00 AM Elaine F. Marshall North Carolina Secretary of State C200529700008

Pursuant to § 55-10-07 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following for the purpose of restating its Articles of Incorporation.

1.	The name of the corporation is: General Parts, Inc.

2.	The text of the Restated Articles of Incorporation is attached.

3.	(Check a, b, or c, as applicable.)

These Restated Articles of Incorporation contain a new amendment or amendments:

a. Not requiring shareholder approval. (Set forth a brief explanation of why shareholder approval was not required for such Amendment.)

b. x Requiring shareholder approval. The amendments were adopted by the board of directors, and shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

c. These Restated Articles of Incorporation do not include a new amendment.

4.	The text of each amendment adopted is as follows (State below or attach):

See Attached

5.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself are as follows:

N/A

6.	The date of adoption of each amendment was as follows:

October 17, 2005

CORPORATIONS DIVISION	P.O. BOX 29622	RALEIGH, NC 27626-0622

ARTICLES OF RESTATEMENT

FOR BUSINESS CORPORATION

Page2

7.    (Optional) The name and address of the current Registered Agent and Registered Office of the surviving business entity is:

Name of Registered Agent

Number and Street

City, State, Zip Code                                                           Country

The mailing address if different from the street address of the above listed Registered Office is

8.    These Restated Articles of Incorporation consolidate all amendments into a single document.

9.    These articles will be effective upon filing, unless a delayed date and/or time is specified:                                                                           .

This 20th day of October, 2005

General Parts, Inc.

Name of Corporation

By:  /s/ Richard B. Gurlinger

    Signature

  Richard B. Gurlinger, Secretary

  Type or Print Name and Title

NOTES:

I.	Filing fee is $ 10, to Restate Articles of Incorporation without an amendment.
2.	Filing fee is $50, to Restate Articles of Incorporation with an amendment
3.	This document must be filed with the Secretary of State.

(Revised September 2005)		(Form B-093)

CORPORATIONS DIVISION	P.O. BOX 29622	RALEIGH, NC 27626-0622

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ATTACHMENT

TO

RESTATED ARTICLES OF INCORPORATION

Adopted by the Board of Directors and Shareholders on October 17, 2005

GENERAL PARTS, INC.

Attachment- 4

The Board of Directors and Shareholders of General Parts, Inc. (“Corporation”) have approved restatement of the Corporation’s Articles of Incorporation in full. In general, the restated Articles of Incorporation:

1)	set out the name of the Corporation in Article I;

2)	set the number of authorized shares of common stock in Article II;

3)	set out the name and address of the Corporation’s registered agent; the address of the Corporation’s registered office; and the address of the Corporation’s principal office in Article III;

4)	provide for limited liability of directors of the Corporation in Article IV; and

5)	permit the Corporation to conduct transactions by electronic means in Article V.

The Restated Articles of Incorporation are attached.

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RESTATED ARTICLES OF INCORPORATION

OF

GENERAL PARTS, INC.

Pursuant to Section 55-10-07 of the General Statutes of North Carolina, the Corporation’s Articles of lncorporation are restated as follows for the purpose of carrying on the existing business of the Corporation:

ARTICLE I

The name of the Corporation shall be GENERAL PARTS, INC.

ARTICLE II

The number of shares the Corporation is authorized to issue is One Hundred Thousand (100,000). The shares shall be all of one class, designated common stock.

The Board of Directors is authorized from time to time to the fullest extent allowed by North Carolina General Statute Section 55-6-02 or any successor statutory provision thereto: (1) to determine or alter the preferences, limitations and relative rights of any class of stock to the extent such shares have not been issued, and (2) to establish one or more series of stock in any class and to determine the preferences, limitations and relative rights of each such series and the number of shares and designations thereof (the resolution so establishing and determining each such series being hereinafter referred to as a “Series Resolution”). The Board of Directors from time to time may increase the number of shares of any series of stock by providing that any unissued shares of any class of stock shall constitute part of such series, or decrease the number of shares of any series of any class of stock (but not below the number of shares thereof outstanding) by providing that any unissued shares of any series of stock previously assigned to such series shall no longer constitute a part thereof, and may alter the terms of any series of any class of stock prior to the issuance of shares of such series.

ARTICLE III

The street address and county of the registered office of the Corporation is: Suite 500, Glenwood Plaza, 3605 Glenwood Avenue, Raleigh, North Carolina, 27612, Wake County and the name of the registered agent is: W. Gerald Thornton.

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The mailing address of the registered office is: Post Office Box 20389, Raleigh, North Carolina 27619-0389. The principal office of the Corporation is: 2635 E. Millbrook Road, Raleigh, NC 27604.

ARTICLE IV

No Director of the Corporation shall have personal liability arising out of an action whether by or in the right of the Corporation or otherwise for monetary damages for breach of any duty as a Director; provided, however, that the foregoing shall not limit or eliminate the personal liability of a Director with respect to (i) acts or omissions that the Director at the time of such breach knew or believed were clearly in conflict with the best interests of the Corporation, (ii) any liability under Section 55-8-33 of the North Carolina General Statutes or any successor provision, (iii) any transaction from which the Director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date of the effectiveness of these Articles of Incorporation. As used in this Article, the term “improper personal benefit” does not include a Director’s reasonable compensation or other reasonable incidental benefit for or on account of his service as a Director, officer, employee, independent contractor, attorney, or consultant of the Corporation.

Furthermore, notwithstanding the foregoing provision, in the event that Section 55-2-02(b)(3) or any other provision of the North Carolina General Statutes is amended or enacted to permit further limitation or elimination of the personal liability of the Corporation’s Directors, such liability shall be limited or eliminated to the fullest extent permitted by the applicable law.

This Article shall not affect a charter or bylaw provision or contract or resolution of the Corporation indemnifying or agreeing to indemnify a Director against personal liability. Any repeal or modification of this Article shall not adversely affect any limitation hereunder on the personal liability of the Director with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE V

The corporation may conduct any transaction or transactions by electronic means, and this provision shall constitute the agreement by the corporation, its shareholders and directors to the conduct of transactions by electronic means.

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